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                                                                   EXHIBIT 10.19

                   SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

     This Second Amendment to Employment Agreement (this "Amendment"), dated July 27, 1998, is by and between EEX Corporation, a Texas corporation (the "Company) as the successor to Enserch Exploration, Inc., and Thomas M Hamilton (the "Executive").

                                    RECITALS

     A. The Company and the Executive are parties to that certain Employment Agreement (the "Employment Agreement") dated January 13, 1997, as amended.

     B. The Company and the Executive now desire to make certain further amendments to the Employment Agreement.

     NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Employment Agreement is hereby modified, adjusted and amended as follows:

     1. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Employment Agreement.

     2. Article 6.8 of the Employment Agreement is deleted in its entirety. The following definitions in Articles 6.4 and 6.5 of the Employment Agreement are amended and restated in their entirety to read as follows:


6.4 STOCK OPTIONS. On or promptly after the Effective Date, the Company shall grant to the Executive an initial signing bonus award of Stock Options to acquire 1,000,000 shares of the common stock of the Company with an exercise price based on the average of the high and low prices on the date of grant and granted as follows: An option for 500,000 of the shares will be granted by the Compensation Committee pursuant to the Stock Incentive Plan and shall be conditioned upon the execution by the Executive of a stock option agreement substantially in the form as attached hereto as Exhibit A, and an option with substantially identical terms for the remaining 500,000 shares will be granted by the Board by special award and shall be conditioned upon the execution by the Executive of a stock option agreement substantially in the form as attached hereto as Exhibit B. The exercise price per share under such option shall be the fair market value of the stock as of the date of the grant of such option. The Options granted to the Executive during the term of this Agreement beyond the initial grant shall be Non-Qualified Stock Options and shall be pursuant to, and conditioned upon the execution by the Executive of, stock option agreements with terms and conditions consistent with those between the Company's other senior executives and the Company. No Stock Options shall be granted subsequent to termination of employment. The Company shall use its best efforts to cause a registration statement on form S-8 (or comparable successor form) covering all shares subject to Stock Options

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     granted to the Executive to remain effective until sixty (60) days after the later of exercise or termination of all Stock Options granted to the Executive.

6.5 RESTRICTED STOCK BONUSES. On or promptly after the Effective Date, the Company shall award to the Executive an initial Restricted Stock Bonus for 100,000 shares of performance-based restricted stock of the Company pursuant to its Stock Incentive Plan and conditioned upon the execution by the Executive of a Restricted Stock Agreement substantially in the form attached hereto as Exhibit D.Subject to annual determinations at the discretion of the Compensation Committee, the Company shall award annually to the Executive Restricted Stock Bonuses for additional shares of performance-based restricted stock of the Company with performance requirements as determined by the Compensation Committee that may vary from the initial award but that are consistent with performance requirements for awards of performance-based restricted stock to other senior executives of the Company. Such shares shall be restricted so that no share may be transferred or alienated in any way (except through passage under will or by the laws of descent and distribution upon the Executive's death) until the shares are vested, at which time the restriction will lapse with respect to the vested shares. Such awards shall be granted pursuant to, and conditioned upon, execution by the Executive of restricted stock agreements with terms and conditions consistent with those of other senior executives of the Company. No Restricted Stock Bonuses shall be granted subsequent to termination of employment. The Company shall use its best efforts to cause a registration statement on form S-8 (or comparable successor form) covering all shares of restricted stock granted to the Executive as Restricted Stock Bonuses to remain effective until sixty (60) days after the lapse of all restrictions on the shares of restricted stock granted to the Executive as Restricted Stock Bonuses.

     3. The parties hereto hereby acknowledge and agree that, except as specifically supplemented and amended, changed or modified hereby, the Employment Agreement shall remain in full force and effect and in accordance with its terms.

     4. THIS AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS, OTHER THAN THE CONFLICTS OF LAW RULES THEREOF.

     5. This Amendment may be executed in two or more counterparts, and it shall not be necessary that the signature of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

EEX CORPORATION


By:
   ------------------------------------
   Printed Name:
   Title:


THOMAS M HAMILTON


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